FOR RELEASE AT 8:00 A.M. (EST) TUESDAY, FEBRUARY 7, 2012

LP Reports Fourth Quarter and Year End 2011 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the fourth quarter and year ended December 2011, which included the following:

•	Total sales for the fourth quarter of $312 million were down slightly versus a year ago. Sales for the full year were lower by 2% to $1,357 million.

•	Losses from continuing operations were $46 million, or $0.34 per diluted share, for the fourth quarter of 2011 and $161 million, or $1.21 per diluted share for the year.

•	Adjusted EBITDA from continuing operations for the fourth quarter was a loss of $14 million and $17 million for the full year.

"Demand for building products slowed in the fourth quarter due to seasonality and inventory reduction actions taken by our customers at year end," said LP's CEO, Rick Frost. "For the full year, U.S. single family housing starts were down 9% to a 50-year low, which made 2011 another tough year for LP. On the bright side, our South American operations had a record year of profitability, and LP ended 2012 with a strong balance sheet that included $340 million in cash."

FOURTH QUARTER RESULTS

For the quarter ended December 31, 2011, LP reported net sales of $312 million, down from $316 million in the fourth quarter of 2010. For the fourth quarter, the company reported a loss from operations of $26 million as compared to a loss in the fourth quarter of 2010 of $18 million.
Adjusted EBITDA from continuing operations for the fourth quarter of 2011 was a loss of $14 million compared to income of $0.2 million in the fourth quarter of 2010.

For the fourth quarter of 2011, LP reported a loss from continuing operations of $46 million, or $0.34 per diluted share, as compared to a loss from continuing operations of $2 million, or $0.02 per diluted share, for the fourth quarter of 2010. Included in the fourth quarter of 2010, LP realized a gain of $19 million on the sale of a portion of its auction rate securities portfolio.

YEAR END RESULTS

For the year ended December 31, 2011, LP reported net sales of $1,357 million compared to $1,384 million in 2010. For the year ended 2011, the company reported a loss from operations of $140 million as compared to a loss in 2010 of $8 million. Adjusted EBITDA from continuing operations for the year was a loss of $17 million compared to income of $82 million for 2010.

For 2011, LP reported a loss from continuing operations of $161 million, or $1.21 per diluted share, as compared to a loss of $32 million, or $0.25 per diluted share, for 2010.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. LP is currently operating seven facilities and has indefinitely curtailed three other facilities due to market conditions. The OSB segment reported net sales for the fourth quarter of 2011 of $131 million, up 3% compared to $127 million of net sales in the fourth quarter of 2010. For the fourth quarter of 2011, the OSB segment reported an operating loss of $16 million compared with an operating loss of $13 million in the fourth quarter of 2010. For the fourth quarter, adjusted EBITDA from continuing operations for this segment was a loss of $7 million compared to the fourth quarter of 2010 loss of $3 million. For the fourth quarter of 2011 as compared to the fourth quarter of 2010, sales volumes and sales price were generally flat between periods.

For the full year, OSB reported sales of $542 million, down 10% from the prior year and had an operating loss of $64 million compared to an operating income of $26 million in 2010. Adjusted EBITDA for 2011 was a loss of $26 million compared to income of $64 million in 2010. For the year, sales volumes increased 4% and sales prices decreased 15%. The decrease in selling price unfavorably impacted operating results and adjusted EBITDA from continuing operations by approximately $91 million for the year as compared to 2010.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $93 million in the fourth quarter of 2011, a decrease of 10% from $103 million in the year-ago fourth quarter. For the fourth quarter of 2011, the Siding segment reported operating income of $6 million compared to $12 million in the year-ago quarter. For the fourth quarter, Siding reported $10 million in adjusted EBITDA from continuing operations, a decrease of $6 million as compared to the fourth quarter of 2010.

For the full year, Siding reported sales of $430 million, about flat from the prior year and had operating income of $42 million compared to $51 million in 2010. Adjusted EBITDA for 2011 was $58 million compared to $70 million in 2010.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP segment sales in the fourth quarter of 2011 totaled $46 million, down 6% from $49 million in the year-ago quarter. Operating losses decreased 33% to $4 million for the fourth quarter of 2011 from $5 million for the fourth quarter of 2010. For the fourth quarter, LP reported a loss of $1 million in adjusted EBITDA from continuing operations in this segment, an improvement of $0.6 million as compared to fourth quarter of 2010.

For the full year, EWP reported sales of $203 million, up 6% from the prior year and an operating loss of $16 million compared to an operating loss of $21 million in 2010. Adjusted EBITDA for 2011 was a loss of $2 million compared to a loss of $8 million in 2010.

SOUTH AMERICA

The South America segment is comprised of its facilities in Chile and Brazil. The South America segment reported sales in the fourth quarter of 2011 of $34 million, up 34% from $25 million in the fourth quarter of 2010. Operating income was $2 million for the fourth quarter of 2011, an increase of $2 million from the fourth quarter of 2010. For the fourth quarter, LP reported adjusted EBITDA from continuing operations in this segment of $4 million, an improvement of $2 million as compared to the fourth quarter of 2010.

For the full year, South America reported sales of $145 million, up 16% from the prior year and operating income of $12 million compared to an operating income of $7 million in 2010. Adjusted EBITDA for 2011 was $23 million compared to $17 million in 2010.

COMPANY OUTLOOK

"Recently, we have seen some hopeful signs of growth in the North American housing market, which is good news," continued Frost. " Because the economy is still fragile, with slow job growth and little progress made to address our country's underlying fiscal issues, we are planning on a slow recovery in 2012. Fortunately, our financial situation allows us to be prepared to satisfy market demand if housing is better than we expect," concluded Frost.

About LP

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as a reconciliation of non-GAAP results.
###
FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net sales	$312.2	$316.3	$1,356.9	$1,383.6

Loss from operations	$(25.7)	$(18.0)	$(140.2)	$(7.6)

Loss before income taxes and equity in loss of
unconsolidated affiliates	$(34.9)	$(7.6)	$(169.4)	$(47.9)

Loss from continuing operations excluding (gain) loss on
sale or impairment of long-lived assets, other operating credits and charges, net; realized gain on sale of long-term investment
and other than temporary investment impairment	$(45.6)	$(15.5)	$(132.2)	$(25.3)

Loss from continuing operations	$(46.2)	$(2.4)	$(161.3)	$(32.2)

Tax rate on continuing operations	(7)%	77%	17%	41%

Net loss attributable to LP	$(46.6)	$(6.8)	$(170.7)	$(39.0)

Net loss per share - basic and diluted	$(0.34)	$(0.05)	$(1.28)	$(0.30)

Average shares outstanding (in millions)
Basic and diluted	136.3	132.2	133.2	129.1

Calculation of loss from continuing operations excluding other than temporary investment impairment, realized gain on sale of long term investments, (gain) loss on sale or impairment of long-lived assets, and other operating credits and charges, net :

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Loss from continuing operations	$(46.2)	$(2.4)	$(161.3)	$(32.2)

Other than temporary investment impairment	—	—	—	17.0
Realized gain on sale of long term investments	—	(19.0)	(15.2)	(19.0)
(Gain) loss on sale or impairment of long-lived assets	0.9	0.4	73.9	2.4
Other operating credits and charges, net	—	(2.7)	(11.2)	0.1
	0.9	(21.3)	47.5	0.5
Provision (benefit) on above items (1)	0.3	(8.2)	18.4	(6.4)
	0.6	(13.1)	29.1	6.9

	$(45.6)	$(15.5)	$(132.2)	$(25.3)

Per share - basic and diluted	$(0.33)	$(0.12)	$(0.99)	$(0.20)
(1) Calculated based upon marginal tax rate of 38.7% and excluding other than temporary impairment associated with equity investment.

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS(UNAUDITED)

	Quarter Ended December 30,		Year Ended December 31,
	2011	2010	2011	2010
Net sales	$312.2	$316.3	$1,356.9	$1,383.6
Operating costs and expenses:
Cost of sales	291.0	284.5	1,244.3	1,187.9
Depreciation and amortization	17.7	20.5	78.9	82.0
Selling and administrative	28.3	31.6	111.2	118.8
(Gain) loss on sale or impairment of long-lived assets, net	0.9	0.4	73.9	2.4
Other operating credits and charges, net	—	(2.7)	(11.2)	0.1
Total operating costs and expenses	337.9	334.3	1,497.1	1,391.2
Loss from operations	(25.7)	(18.0)	(140.2)	(7.6)
Non-operating income (expense):
Other than temporary investment impairment	—	—	—	(17.0)
Interest expense, net of capitalized interest	(14.3)	(14.1)	(56.9)	(63.9)
Investment income	4.5	23.3	28.7	38.4
Other non-operating items	0.6	1.2	(1.0)	2.2
Total non-operating expense	(9.2)	10.4	(29.2)	(40.3)
Loss from continuing operations before taxes and equity in losses of unconsolidated affiliates	(34.9)	(7.6)	(169.4)	(47.9)
Provision (benefit) for income taxes	2.9	(8.1)	(33.2)	(22.1)
Equity in loss of unconsolidated affiliates	8.4	2.9	25.1	6.4
Loss from continuing operations	(46.2)	(2.4)	(161.3)	(32.2)

Income (loss) from discontinued operations before taxes	0.2	(6.8)	(14.2)	(10.4)
Provision (benefit) for income taxes	0.6	(2.6)	(5.0)	(4.0)
Income (loss) from discontinued operations	(0.4)	(4.2)	(9.2)	(6.4)
Net loss	(46.6)	(6.6)	(170.5)	(38.6)
Less: Net income attributed to non-controlling interest	—	0.2	0.2	0.4
Loss attributed to Louisiana-Pacific Corporation	$(46.6)	$(6.8)	$(170.7)	$(39.0)

Loss per share of common stock (basic and diluted):
Loss from continuing operations	$(0.34)	$(0.02)	$(1.21)	$(0.25)
Loss from discontinued operations	—	(0.03)	(0.07)	(0.05)
Net loss per share	$(0.34)	$(0.05)	$(1.28)	$(0.30)

Average shares of stock outstanding - basic and diluted	136.3	132.2	133.2	129.1

Amounts attributed to LP Corporation common shareholders
Loss from continuing operations, net of tax	$(46.2)	$(2.6)	$(161.5)	$(32.6)
Loss from discontinued operations, net of tax	(0.4)	(4.2)	(9.2)	(6.4)
	$(46.6)	$(6.8)	$(170.7)	$(39.0)

CONSOLIDATED BALANCE SHEET
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$340.0	$389.3
Receivables, net	65.1	66.8
Income tax receivable	3.5	18.7
Inventories	163.6	151.9
Prepaid expenses and other current assets	5.7	5.6
Deferred income taxes	17.0	23.4
Current portion of notes receivable from asset sales	10.0	—
Assets held for sale	51.9	57.9
Total current assets	656.8	713.6

Timber and timberlands	45.5	46.8

Property, plant and equipment, at cost	2,028.1	2,112.5
Accumulated depreciation	(1,245.9)	(1,195.4)
Net property, plant and equipment	782.2	917.1

Notes receivable from asset sales	523.5	533.5
Investments in and advances to affiliates	95.6	110.0
Deferred debt costs	8.9	10.1
Long-term investments	0.7	15.4
Restricted cash	12.9	31.1
Intangible assets, net of amortization	1.4	2.2
Other assets	24.9	24.9
Long-term deferred tax asset	4.0	5.9
Total assets	$2,156.4	$2,410.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5.3	$0.2
Accounts payable and accrued liabilities	122.2	127.8
Current portion of limited recourse notes payable	7.9	—
Current portion of contingency reserves	4.0	7.0
Total current liabilities	139.4	135.0

Long-term debt, excluding current portion	715.9	714.5
Deferred income taxes	111.9	164.8
Contingency reserves, excluding current portion	17.2	25.9
Other long-term liabilities	160.4	129.8
Redeemable non-controlling interest	—	22.8

Stockholders’ equity:
Common stock	149.8	144.8
Additional paid-in capital	555.2	559.4
Retained earnings	692.4	863.1
Treasury stock	(279.6)	(279.9)
Accumulated comprehensive loss	(106.2)	(69.6)
Total stockholders’ equity	1,011.6	1,217.8
Total liabilities and stockholders’ equity	$2,156.4	$2,410.6

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(46.6)	$(6.6)	$(170.5)	$(38.6)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17.7	20.5	78.9	82.0
(Gain) loss from unconsolidated affiliates	8.4	2.9	25.1	6.4
Other operating credits and charges, net	—	(3.1)	(11.2)	(1.2)
(Gain) loss on sale or impairment of long-lived assets	0.9	(3.3)	73.9	(1.2)
Realized gain on sale of long-term-investment	—	(19.0)	(15.2)	(19.0)
Other-than-temporary investment impairment	—	—	—	17.0
Stock-based compensation expense	1.4	1.8	7.8	8.8
Exchange (gain) loss on remeasurement	1.3	0.5	0.2	0.9
Cash settlement of contingencies	(1.0)	(1.4)	(2.3)	(9.8)
Cash settlement of warranties, net of accruals	(5.3)	2.0	0.4	(3.4)
Pension (payments) expense, net	3.7	(2.9)	(6.3)	(8.2)
Non-cash interest expense, net	4.0	0.9	8.4	5.3
Other adjustments, net	(3.2)	(0.1)	3.4	2.1
Decrease (increase) in receivables	21.5	18.6	(0.7)	(0.9)
Decrease (increase) in income tax receivable	0.9	(0.7)	15.2	34.0
Decrease (increase) in inventories	(9.1)	(1.8)	(15.1)	(8.5)
Decrease (increase) in prepaid expenses	3.0	2.1	(0.2)	1.2
Increase (decrease) in accounts payable and accrued liabilities	(6.7)	1.2	(5.4)	(2.8)
Decrease in deferred income taxes	2.7	(8.8)	(26.6)	(16.3)
Net cash provided by (used in) operating activities	(6.4)	2.8	(40.2)	47.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(8.0)	(3.0)	(21.4)	(14.5)
Proceeds from sales of assets	0.1	1.8	1.3	3.3
Proceeds from (investments and advances) to joint ventures	(5.0)	(1.2)	(9.6)	4.9
Receipt of proceeds from notes receivable	—	—	—	115.1
Proceeds from sale of investments	—	21.8	19.1	21.8
Decrease (increase) in restricted cash under letters of credit/credit facility	1.7	(15.4)	18.3	(10.3)
Net cash provided by (used in) investing activities	(11.2)	4.0	7.7	120.3
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long term debt	—	—	10.0	—
Repayment of long term debt	—	0.4	(0.2)	(173.7)
Payments made under revolving credit lines and short-term notes payable	—	(0.4)	—	(0.4)
Redemption of non-controlling interest	—	—	(24.0)	—
Payment of debt issuance fees	(0.5)	(0.1)	(1.5)	(0.1)
Other financing activities	—	(0.1)	—	(0.1)
Net cash provided by (used in) financing activities	(0.5)	(0.2)	(15.7)	(174.3)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(2.0)	0.6	(1.1)	1.4
Net increase (decrease) in cash and cash equivalents	(20.1)	7.2	(49.3)	(4.8)
Cash and cash equivalents at beginning of period	360.1	382.1	389.3	394.1
Cash and cash equivalents at end of period	$340.0	$389.3	$340.0	$389.3

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Dollar amounts in millions	2011	2010	2011	2010
Net sales:
OSB	$130.6	$127.2	$542.0	$602.7
Siding	93.0	102.8	429.8	427.8
Engineered Wood Products	46.4	49.3	203.3	192.0
South America	33.8	25.3	144.9	124.7
Other	9.1	12.2	39.4	42.9
Intersegment sales	(0.7)	(0.5)	(2.5)	(6.5)
	$312.2	$316.3	$1,356.9	$1,383.6
Operating profit (loss):
OSB	$(15.5)	$(12.6)	$(63.5)	$25.8
Siding	6.1	11.7	42.0	51.3
Engineered Wood Products	(3.6)	(5.4)	(15.5)	(21.3)
South America	1.6	(0.4)	11.6	7.2
Other	(5.1)	1.9	(10.8)	(1.1)
Other operating credits and charges, net	—	2.7	11.2	(0.1)
Loss on sale or impairment of long-lived assets	(0.9)	(0.4)	(73.9)	(2.4)
General corporate and other expenses, net	(16.7)	(18.4)	(66.4)	(73.4)
Other non-operating income (expense)	0.6	1.2	(1.0)	2.2
Other-than-temporary investment impairment	—	—	—	(17.0)
Investment income	4.5	23.3	28.7	38.4
Interest expense, net of capitalized interest	(14.3)	(14.1)	(56.9)	(63.9)
Loss from continuing operations before taxes	(43.3)	(10.5)	(194.5)	(54.3)
Provision (benefit) for income taxes	2.9	(8.1)	(33.2)	(22.1)
Loss from continuing operations	$(46.2)	$(2.4)	$(161.3)	$(32.2)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and year ended December 31, 2011 and 2010.

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Oriented strand board, million square feet 3/8" basis(1)	750	758	3,125	3,000
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	46	53	186	207
Wood-based siding, million square feet 3/8" basis	208	243	774	756
Engineered I-Joist, million lineal feet(1)	13	11	56	66
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	1,346	1,351	6,339	5,859

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.